UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

Matrix Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was published in the Washington Times on May 8, 2017.

MoneyGram merger on up-and-up

Your recently published editorial, “A Wary Eye on China (Web, May 1) repeats false and baseless allegations about Ant Financial’s proposed merger with MoneyGram. Ant Financial is a private, entrepreneurial global technology company dedicated to serving underbanked consumers globally. This transformational combination will grow MoneyGram’s business and create jobs in America.

Contrary to your assertion, Ant Financial is neither owned nor controlled by the Chinese government. Similar to U.S.-government pension funds investing in domestic equities, a small number of Chinese-government investment funds hold insignificant positions in Ant Financial. These passive financial investors do not participate in the company’s management or board, and similar to other outside shareholders of any company, they never have access to private customer data.

Protection of MoneyGram customer data is of the utmost importance. MoneyGram systematically implements stringent data-protection policies to protect consumer privacy and comply with all applicable laws. Ant Financial is committed to maintaining these safeguards, including the continued storage of MoneyGram’s U.S.-customer data on U.S. servers. Personally identifiable information of MoneyGram’s U.S. customers is maintained in the United States, and this will continue to be the case after this transaction closes. Following the merger, MoneyGram will continue to operate independently, run by its management team at its Dallas headquarters.

The U.S.-government agencies that review foreign investments are well aware of these facts. Ant Financial successfully completed a review by CFIUS last year when it purchased Kansas City-based EyeVerify. In connection with our proposed merger, Ant Financial and MoneyGram voluntarily submitted a joint request to CFIUS.

We share the Times’ opinion that decisions of this magnitude should be made with proper review, and we are confident in a thorough and responsible review process.

DOUG FEAGIN

President, Ant Financial International

New York

Additional Information for Stockholders

In connection with the proposed merger with Ant Financial, MoneyGram has filed a definitive proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, MoneyGram may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement(s) and other documents filed with the SEC by MoneyGram, at MoneyGram’s website, corporate.moneygram.com, or at the SEC’s website, www.sec.gov. The proxy statement(s) and other relevant documents may also be obtained for free from MoneyGram by writing to MoneyGram International, Inc., 2828 North Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Investor Relations.

MoneyGram and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MoneyGram in connection with the proposed transaction. Information about the directors and executive officers of MoneyGram is set forth in the Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders for MoneyGram, which was filed with the SEC on April 4, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.